STANDARD FORM OF OFFICE LEASE
The Real Estate Board of New York, Inc.

3/1/90

Agreement of Lease, made as of this 30th day of December 1994, between

HUDSON TELEGRAPH ASSOCIATES, a New York limited partnership having an address c/o Williams Real Estate Co. Inc., 530 Fifth Avenue, New York, New York 10036 (hereinafter "Owner" or "Landlord") and F. GAROFALO ELECTRIC CO., INC. ~~d/b/a~~ and NATIONAL FIBER NETWORK INC., a Delaware corporations having an address at 150-50 14th Ave, Whitestone, N.Y. 11357 jointly and severally

("Tenant")

Witnesseth:

Owner hereby leases to Tenant and Tenant hereby hires from Owner a portion of the fifteenth (15th) floor as shown hatched on Exhibit A annexed hereto (the "demised premises"), in the building known as 60 Hudson Street (the "Building") in the Borough of Manhattan, City of New York, for the term (the "Term") of approximately fifteen (15) years and six (6) months (or until such Term shall cease and expire as hereinafter provided), to commence on the date hereof (the "Commencement Date") and to expire on March 31, 2010 (the "Expiration Date"), at the fixed annual rental rate (the "Fixed Rent") of $156,780.00 per annum, subject to adjustment as hereinafter provided,

which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever, except that Tenant shall pay the first monthly installment(s) on the execution hereof (unless this lease be a renewal).

In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner's predecessor in interest, Owner may at Owner's option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby convenant as follows:

Rent 1. Tenant shall pay the rent as above and as hereinafter provided.

Occupancy 2. Tenant shall use and occupy demised premises for general office purposes for Tenant's business and for no other purpose.

Tenant Alterations: 3. Tenant shall make no changes in or to the demised premises of any nature without Owner's prior written consent. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant at Tenant's expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises by using contractors or mechanics first approved by Owner. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner and Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such workman's compensation, general liability, personal and property damage insurance as Owner may require. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty days ~~thereafter~~, at Tenant's expense, by filing the bond required by law. All fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time, either by Tenant or by Owner in Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty days after the date fixed as the termination of this lease, elects to relinquish Owner's right thereto and to have them removed by Tenant, in which event the same shall be removed from the premises by Tenant promptly thereafter, at Tenant's expense. Nothing in this Article shall be construed to give Owner title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at its expense, repair and restore the premises to the condition existing prior to installation and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed, by Tenant at the end of the term remaining in the premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or may be removed from the premises by Owner, at Tenant's expense. 3

Maintenance and Repairs 4. Tenant shall, throughout the term of this lease, take good care of the demised premises and the fixtures and appurtenances therein. Tenant shall be responsible for all damage or injury to the demised premises or any other part of the building and the systems and equipment thereof, whether requiring structural or nonstructural repairs caused by or resulting from carelessness, omission, neglect or improper conduct of Tenant, Tenant's subtenants, agents, employees, invitees or licensees, or which arise out of any work, labor, service or equipment done for or supplied to Tenant or any subtenant or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture and equipment. Tenant shall promptly make, at Tenant's expense, all repairs in and to the demised premises for which Tenant is responsible, using only the contractor for the trade or trades in question ~~selected from a list of at least two contractors per trade submitted by Owner~~. Any other repairs in or to the building or the facilities and systems thereof for which Tenant is responsible shall be performed by Owner at the Tenant's expense. Owner shall maintain in good working order and repair the exterior and the structural portions of the building, including the structural portions of its demised premises, and the public portions of the building interior and the building plumbing, electrical, heating and ventilating systems (to the extent such systems presently exist) serving the demised premises. Tenant agrees to give prompt notice of any defective condition in the premises for which Owner may be responsible hereunder. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or others making repairs, alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this Lease. Tenant agrees that Tenant's sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 shall not apply in the case of fire or other casualty which are dealt with in Article 9 hereof. 6

Window Cleaning: 5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements of Law, Fire Insurance, Floor Loads: 6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant, at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, ~~whether or not~~ arising out of Tenant's ~~use or~~ manner of use thereof, ~~(including Tenant's permitted use)~~ or, with respect to the building if arising out of Tenant's

~~use of~~ manner of use of the premises or the building ~~(including the use permitted under the lease)~~. Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of — 7
the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, after securing Owner to Owner's satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorney's fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Owner, contest and appeal — 8
any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Owner to prosecution for a criminal offense or constitute a default under any lease or mortgage under which Owner may be obligated, or cause the demised premises or any part thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner with respect to the demised premises or the building of which the demised premises form a part, or which shall or might subject Owner to any liability or responsibility to any person or for property damage. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Owner by reason of Tenant's failure to comply with the provisions of this article and if by reason of such failure the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be
9 — higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" of rate for the building or demised premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Owner's judgement, to absorb and prevent — 10
vibration, noise and annoyance.

Subordination: 7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall execute promptly any certificate that Owner may request.

Property—Loss, Damage, Reimbursement, Indemnity: 8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due
11 — to the negligence of Owner, its agents, servants or employees. Owner or — 12
its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said building or caused by operations in construction of any private, public or quasi public work.
If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever ~~including, but not limited to Owner's own acts~~, Owner shall not be liable for any damage — 13
Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorneys fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any sub-tenant, and any agent, contractor, employee, invitee or licensee of any sub-tenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

Destruction, Fire and Other Casualty: 9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner and the rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Own subject to Owner's right to elect not to restore the same as hereinaf provided. (d) If the demised premises are rendered wholly unusable (whether or not the demised premises are damaged in whole or in part) the building shall be so damaged that Owner shall decide to demolish it to rebuild it, then, in any of such events, Owner may elect to termina this lease by written notice to Tenant, given within 90 days after such f or casualty, specifying a date for the expiration of the lease, which da shall not be more than 60 days after the giving of such notice, and upo the date specified in such notice the term of this lease shall expire as ful and completely as if such date were the date set forth above for the te mination of this lease and Tenant shall forthwith quit, surrender ar vacate the premises without prejudice however, to Landlord's rights ar remedies against Tenant under the lease provisions in effect prior to suc termination, and any rent owing shall be paid up to such date and ar payments of rent made by Tenant which were on account of any perio subsequent to such date shall be returned to Tenant. Unless Owner sha serve a termination notice as provided for herein, Owner shall make th repairs and restorations under the conditions of (b) and (c) hereof, wi all reasonable expedition, subject to delays due to adjustment of in
15 — surance claims, labor troubles and causes beyond Owner's control. Afte any such casualty, Tenant shall cooperate with Owner's restoration b removing from the premises as promptly as reasonably possible, all c Tenant's salvageable inventory and movable equipment, furniture, an
16 — other property. Tenant's liability for rent shall resume ~~five (5)~~ days afte written notice from Owner that the premises are substantially ready fo Tenant's occupancy. (e) Nothing contained hereinabove shall relieve Ten ant from liability that may exist as a result of damage from fire or othe casualty. Notwithstanding the foregoing, each party shall look first to an insurance in its favor before making any claim against the other party fo recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the exten permitted by law, Owner and Tenant each hereby releases and waives al right of recovery against the other or any one claiming through or unde each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

Eminent Domain: 10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease and assigns to Owner, Tenant's entire interest in any such award. — 17

Assignment, Mortgage, Etc.: 11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. * Transfer of the majority of the stock of a corporate Tenant shall be deemed to an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

Electric Current: ☞ 12. Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Owner's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

Access to Premises: 13. Owner or Owner's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable
18 — times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to the demised premises or to any other portion of the building or which Owner may elect to perform. Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein provided they are concealed within the walls, floor, or ceiling. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or other-
19 — wise. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the

☞ Rider to be added if necessary.

same to prospective purchasers or mortgagees of the building, and during the last six months of the term for the purpose of showing the same to prospective tenants. If Tenant is not present to open and permit an entry into the premises, Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant's obligations hereunder.

Vault, Vault Space, Area: 14. No Vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

Occupancy: 15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any. In any event, Owner makes no representation as to the condition of the premises and Tenant agrees to accept the same subject to violations, whether or not of record. 20

Bankruptcy: 16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

(b) it is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such premises or any part thereof be relet by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

Default: 17. (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised premises become vacant or deserted; or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if this lease be rejected under § 235 of Title 11 of the U.S. Code (bankruptcy code); or if Tenant shall fail to move into or take possession of the premises within fifteen (15) days after the commencement of the term of this lease, then, in any one or more of such events, upon Owner serving a written ~~five (5)~~ days notice upon Tenant specifying the nature of said default and upon the expiration of said ~~five (5)~~ days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said ~~five (5)~~ day period, and if Tenant shall not have diligently commenced curing such default within such ~~five (5)~~ day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written three (3) days' notice of cancellation of this lease upon Tenant, and upon the expiration of said three (3) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such three (3) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided. 21

(2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any 22 other payment herein required; then and in any of such events Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

Remedies of Owner and Waiver of Redemption: 18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's convenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, attorneys' fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the dificiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner's sole judgement, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Owner obtaining possession of demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease, or otherwise.

Fees and Expenses 19. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any 23 of the terms or provisions in any article of this lease, then, unless otherwise provided elsewhere in this lease, Owner may immediately or at any 24 time thereafter and without notice perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to attorney's fees, in instituting, prosecuting or defending any action or proceeding, then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within five (5) days of rendition of any bill or statement to Tenant therefor. If Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.

Building Alterations and Management: 20. Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or 25 other public parts of the building and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenants making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner's imposition of such controls of the manner of access to the building by Tenant's social or business visitors as the Owner may deem necessary for the security of the building and its occupants.

No Representations by Owner: 21. Neither Owner nor Owners's agents have made any representations or promises with respect to the physical condition of the building, the land upon which

it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same "as is" and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term: 22. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this Lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment: 23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 31 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession: 24. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner's inability to obtain possession) until after Owner shall have given Tenant written notice that the premises are substantially ready for Tenant's occupancy. If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except as to the covenant to pay rent. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

No Waiver: 25. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises. 26

Waiver of Trial by Jury: 26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant's use of or occupancy of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding including a counterclaim under Article 4.

Inability to Perform: 27. This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever including, but not limited to, government preemption in connection with a National Emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

Bills and Notices: 28. Except as otherwise in this lease provided, a bill, statement, notice or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the building of which the demised premises form a part or at the last known residence address or business address of Tenant or left at any of the aforesaid premises addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided. Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice.

Services Provided by Owners 29. As long as Tenant is not in default under any of the covenants of this lease, Owner shall provide: (a) necessary elevator facilities on business days from 8 a.m. to 6 p.m. ~~and on Saturdays from 8 a.m. to 1 p.m.~~ and have one elevator subject to call at all other times; (b) heat to the demised premises when and as required by law, on business days from 8 a.m. to 6 p.m. ~~and on Saturdays from 8 a.m. to 1 p.m.~~; (c) water for ordinary lavatory purposes, but if Tenant uses or consumes water for any other purposes or in unusual quantities (of which fact Owner shall be the sole judge), Owner may install a water meter at Tenant's expense which Tenant shall thereafter maintain at Tenant's expense in good working order and repair to register such water consumption and Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered; (d) ~~cleaning service for the demised premises on business days at Owner's expense provided that the same are kept in order by Tenant. If, however,~~ said premises are to be kept clean by Tenant, ~~it shall be done~~ at Tenant's sole expense, in a manner satisfactory to Owner and no one other than persons approved by Owner shall be permitted to enter said premises or the building of which they are a part for such purpose. Tenant shall pay Owner the cost of removal of any of Tenant's refuse and rubbish from the building; (e) ~~If the demised premises are serviced by Owner's air conditioning/cooling and ventilating system, air conditioning/cooling will be furnished to tenant from May 15th through September 30th on business days (Mondays through Fridays, holidays excepted) from 8:00 a.m. to 6:00 p.m., and ventilation will be furnished on business days during the aforesaid hours except when air conditioning/cooling is being furnished as aforesaid. If Tenant requires air conditioning/cooling or ventilation for more extended hours or on Saturdays, Sundays or on holidays, as defined under Owner's contract with Operating Engineers Local 94-94A, Owner will furnish the same at Tenant's expense. RIDER to be added in respect to rates and conditions for such additional service;~~ (f) Owner reserves the right to stop services of the heating, elevators, plumbing, ~~air conditioning~~, power systems ~~or cleaning~~ or other services, if any, when necessary by reason of accident or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Owner for as long as may be reasonably required by reason thereof. If the building of which the demised premises are a part supplies manually-operated elevator service, Owner at any time may substitute automatic-control elevator service and upon ten days' written notice to Tenant, proceed with alterations necessary therefor without in any wise affecting this lease or the obligation of Tenant hereunder. The same shall be done with a minimum of inconvenience to Tenant and Owner shall pursue the alteration with due diligence.

Captions: 30. The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provisions thereof.

Definitions: 31. The term "office", or "offices", wherever used in this lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes or for manufacturing. The term "Owner" means a landlord or lessor, and as used in this lease means only the owner, or the mortgagee in possession, for the time being of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner, hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "business days" as used in this lease shall exclude Saturdays (except such portion thereof as is covered by specific hours in Article 29 hereof), Sundays and all days observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service.

☞ Rider to be added if necessary.

Adjacent Excavation—Shoring: 32. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations: 33. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations and such other and further reasonable Rules and Regulations as Owner or Owner's agents may from time to time adopt. Notice of any additional rules or regulations shall be given in ~~such manner as Owner may elect~~. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Owner within ten (10) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. 27 28.

Security: 34. Tenant has deposited with Owner the sum of ☛ $ 58,066.67 * as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Owner may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further convenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Estoppel Certificate: 35. Tenant, at any time, and from time to time, upon at least 10 days' prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this Lease, and, if so, specifying each such default.

Successors and Assigns: 36. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns.

☛ Space to be filled in or deleted.

*(the "Security Deposit")

See Rider annexed hereto and made a part hereof.

In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

HUDSON TELEGRAPH ASSOCIATES
By: PMFWH Newcorp., Inc., General Partner

Witness for Owner:

By: ____________ Vice-President

....

F. GAROFALO ELECTRIC CO., INC.

By: ____________ President

Witness for Tenant:

NATIONAL FIBER NETWORK INC.

....

By: ____________ President

ACKNOWLEDGMENTS

CORPORATE OWNER
STATE OF NEW YORK, ss.:
County of

On this day of , 19 , before me personally came
to me known, who being by me duly sworn, did depose and say that he resides in
that he is the of
the corporation described in and which executed the foregoing instrument, as OWNER; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

....

CORPORATE TENANT
STATE OF NEW YORK, ss.:
County of

On this 4th day of January, 19 95, before me personally came Stephen Garofalo
to me known, who being by me duly sworn, did depose and say that he resides in Whitestone, New York;
that he is the President of F. Garofalo Electric Co, Inc. and National Fiber Network Inc
the corporation described in and which executed the foregoing instrument, as TENANT; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

CARL L. KITCHNER
Notary Public, State of New York
No. 4343272
Qualified in New York County
Commission Expires Oct. 17, 1996

INDIVIDUAL OWNER
STATE OF NEW YORK, ss.:
County of

On this day of , 19 , before me personally came
to me known and known to me to be the individual described in and who, as OWNER, executed the foregoing instrument and acknowledged to me that he executed the same.

....

INDIVIDUAL TENANT
STATE OF NEW YORK, ss.:
County of

On this day of , 19 , before me personally came
to me known and known to me to be the individual described in and who, as TENANT, executed the foregoing instrument and acknowledged to me that he executed the same.

....

GUARANTY

FOR VALUE RECEIVED, and in consideration for, and as an inducement to Owner making the within lease with Tenant, the undersigned guarantees to Owner, Owner's successors and assigns, the full performance and observance of all the covenants, conditions and agreements, therein provided to be performed and observed by Tenant, including the "Rules and Regulations" as therein provided, without requiring any notice of non-payment, non-performance, or non-observance, or proof, or notice, or demand, whereby to charge the undersigned therefor, all of which the undersigned hereby expressly waives and expressly agrees that the validity of this agreement and the obligations of the guarantor hereunder shall in no wise be terminated, affected or impaired by reason of the assertion by Owner against Tenant of any of the rights or remedies reserved to Owner pursuant to the provisions of the within lease. The undersigned further covenants and agrees that this guaranty shall remain and continue in full force and effect as to any renewal, modification or extension of this lease and during any period when Tenant is occupying the premises as a "statutory tenant." As a further inducement to Owner to make this lease and in consideration thereof, Owner and the undersigned covenant and agree that in any action or proceeding brought by either Owner or the undersigned against the other on any matters whatsoever arising out of, under, or by virtue of the terms of this lease or of this guarantee that Owner and the undersigned shall and do hereby waive trial by jury.

Dated: .... 19..........

....
Guarantor

....
Witness

....
Guarantor's Residence

....
Business Address

....
Firm Name

STATE OF NEW YORK) ss.:
COUNTY OF)

On this day of , 19 , before me personally came ....
to me known and known to me to be the individual described in, and who executed the foregoing Guaranty and acknowledged to me that he executed the same.

....
Notary

IMPORTANT - PLEASE READ

RULES AND REGULATIONS ATTACHED TO AND MADE A PART OF THIS LEASE IN ACCORDANCE WITH ARTICLE 33.

1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress or egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by any Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards. If said premises are situated on the ground floor of the building, Tenant thereof shall further, at Tenant's expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, dirt and rubbish.

2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose clerks, agents, employees or visitors, shall have caused it.

3. No carpet, rug or other article shall be hung or shaken out of any window of the building; and no Tenant shall sweep or throw or permit to be swept or thrown from the demised premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the building and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the building by reason of noise, odors, and/or vibrations, or interfere in any way with other Tenants or those having business therein, nor shall any animals or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

4. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.

5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the demised premises or the building or on the inside of the demised premises if the same is visible from the outside of the premises without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the premises. In the event of the violation of the foregoing by any Tenant, Owner may remove same without any liability, and may charge the expense incurred by such removal to Tenant or Tenants violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Tenant by Owner at the expense of such Tenant, and shall be of a size, color and style acceptable to Owner.

6. No Tenant shall mark, paint, drill into, or in any way deface any part of the demised premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or mechanism thereof. Each Tenant must, upon the termination of his Tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant, and in the event of the loss of any keys, so furnished, such Tenant shall pay to Owner the cost thereof.

8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations of the lease or which these Rules and Regulations are a part.

9. Canvassing, soliciting and peddling in the building is prohibited and each Tenant shall cooperate to prevent the same.

10. Owner reserves the right to exclude from the building between the hours of 6 P.M. and 8 A.M. and at all hours on Sundays, and legal holidays all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom any Tenant requests same in writing. Each Tenant shall be responsible for all persons for whom he requests such pass and shall be liable to Owner for all acts of such persons.

11. Owner shall have the right to prohibit any advertising by any Tenant which in Owner's opinion, tends to impair the reputation of the building or its desirability as a as a building for offices, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.

12. Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible or explosive fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the demised premises.

13. If the building contains central air conditioning and ventilation, Tenant agrees to keep all windows closed at all times and to abide by all rules and regulations issued by the Owner with respect to such services. If Tenant requires air conditioning or ventilation after the usual hours, Tenant shall give notice in writing to the building superintendent prior to 3:00 P.M. in the case of services required on week days, and prior to 3:00 P.M. on the day prior in the case of after hours service required on weekends or on holidays.

14. Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of the building without Owner's prior written consent. If such safe, machinery, equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto and shall be done during such hours as Owner may designate.

Address

Premises

TO

STANDARD FORM OF

Office Lease

Dated 19

Rent per Year

Rent per Month

Term
From
To

Drawn by .... Checked by ....

Entered by .... Approved by ....

FOOTNOTES TO LEASE BETWEEN
HUDSON TELEGRAPH ASSOCIATES, AS LANDLORD
AND F. GAROFALO ELECTRIC CO, INC.
d/b/a NATIONAL FIBER NETWORK INC., AS TENANT

1. reasonably.

2. after notice thereof

3. Notwithstanding anything contained herein to the contrary Tenant may attach and affix trade fixtures to the demised premises and all such trade fixtures even though so attached and affixed may be freely removed by Tenant at any time during the Term of this lease, provided, however, that Tenant shall, at its sole cost and expense, repair any damage to the demised premises caused by such removal.

4. (provided, however, Tenant shall not be obligated to repair damage resulting from any act, omission or negligence of Owner, Owner's agents or employees)

5. reasonably approved by Owner.

6. Owner agrees that all work to be performed by Owner pursuant to this Article 4 shall be performed in a manner so as to minimize interference with Tenant's business in the demised premises provided, however, that nothing herein shall be deemed to require Owner to use premium or overtime labor.

7. particular

8. reasonably

9. as a direct result of Tenant's particular manner of use of the demised premises,

10. reasonable

11. , willful acts or omission

12. , contractors

13. other than Owner's own voluntary acts,

14. Notwithstanding anything contained herein to the contrary, Owner shall only be required to restore the demised premises to the condition existing on the date hereof and, for the purposes hereof, such work shall be deemed substantially complete notwithstanding the noncompletion of minor items of detail, finish and correction, which do not interfere with Tenant's use of the demised premises for the purposes permitted hereunder. If a substantial portion of the demised premises is damaged and Tenant cannot operate its business in the demised premises in an economically feasible manner, the rent for the entire demised premises shall abate until Owner substantially completes its restoration as hereinabove provided.

15. Notwithstanding anything contained herein to the contrary, in the event Owner fails to complete the restoration within nine (9) months after the date of such casualty (subject to the delay provisions of this Article 9), Tenant shall have the right to terminate this lease by notice to Owner given not later than ten (10) days following the expiration of such nine (9) month period, time being of the essence with respect to such notice.

16. ten (10)

17. Notwithstanding anything contained herein to the contrary, Tenant shall have the right to make a separate claim for its leasehold improvements, trade fixtures, personal property and moving expenses provided that such claim does not delay or diminish Owner's award.

18. upon reasonable prior notice (which notice may be oral)

19. provided, however, that Owner agrees to use reasonable efforts to minimize interference with Tenant's business in the demised premises and its access thereto, provided nothing herein shall be deemed to require Owner to use premium or overtime labor.

20. Tenant shall have the right to use and have access to the demised premises twenty-four (24) hours per day, every day of the year.

21. fifteen (15)

22. and such default continues for five (5) days after written notice thereof

23. and such default continues after notice and applicable grace period,

24. further

25. provided same does not materially interfere with Tenant's use of or access to the demised premises

26. or Tenant

27. Any conflict or inconsistency between the provisions of this lease and any of the Rules and Regulations as originally or as hereinafter adopted, the provisions of the lease shall control

28. provided in Article 28 hereof

RIDER TO LEASE DATED 30th Jan 1994 BETWEEN
HUDSON TELEGRAPH ASSOCIATES, AS LANDLORD, AND
F. GAROFALO ELECTRIC CO., INC.
d/b/a and b/a NATIONAL FIBER NETWORK INC., AS TENANT

If and to the extent that any of the provisions of this rider conflict or are otherwise inconsistent with any of the printed provisions of this lease, whether or not such inconsistency is expressly noted in this rider, the provisions of this rider shall prevail.

37. Definitions

The following terms contained in this Article 37 shall have the meanings hereinafter set forth as such terms are used throughout this lease, including the exhibits, schedules and riders hereto (if any).

(A) "Base Tax Year" shall mean the tax fiscal year July 1, 1994 - June 30, 1995.

(B) "Base Year Taxes" shall mean the Real Estate Taxes as finally determined for the Base Tax Year.

(C) "Subsequent Tax Year" shall mean any tax fiscal year commencing after the expiration of the Base Tax Year.

(D) "Tenant's Proportionate Share" shall mean 1.0%.

(E) "Base Operating Expenses" shall mean the Operating Expenses incurred for 1995.

(F) "Operational Year" shall mean each calendar year during the Term commencing with 1996.

(G) "Operational Year Operating Expenses" shall mean the Operating Expenses incurred during the applicable Operational Year.

(H) "Broker" shall mean Williams Real Estate Co. Inc.

(I) "Rent Commencement Date" shall mean April 1, 1995.

38. Rental Payments

(A) All payments other than Fixed Rent to be made by Tenant pursuant to this lease shall be deemed additional rent and, in the event of any non-payment thereof, Landlord shall have all rights and remedies provided for herein or by law for non-payment of rent.

(B) All payments of Fixed Rent and additional rent (collectively, rent" or "rental") to be made by Tenant pursuant to this lease shall be made by checks drawn upon a New York City bank which is a member of the New York Clearing House Association or any successor thereto.

(C) If Landlord receives from Tenant any payment less than the sum of the Fixed Rent and additional rent then due and owing pursuant to this lease, Tenant hereby waives its right, if any, to designate the items to which such payment shall be applied and agrees that Landlord in its sole discretion may apply such payment in whole or in part to any Fixed Rent, any additional rent or to any combination thereof then due and payable hereunder.

(D) Unless Landlord shall otherwise expressly agree in writing, acceptance of Fixed Rent or additional rent from anyone other than Tenant shall not relieve Tenant of any of its obligations under this lease, including the obligation to pay Fixed Rent and additional rent, and Landlord shall have the right at any time, upon notice to Tenant, to require Tenant to pay the Fixed Rent and additional rent payable hereunder directly to Landlord. Furthermore, such acceptance of Fixed Rent or additional rent shall not be deemed to constitute Landlord's consent to an assignment of this lease or a subletting or other occupancy of the demised

premises by anyone other than Tenant, nor a waiver of any of Landlord's rights or Tenant's obligations under this lease.

(E) Landlord's failure to timely bill all or any portion of any amount payable pursuant to this lease for any period during the Term shall neither constitute a waiver of Landlord's right to ultimately collect such amount or to bill Tenant at any subsequent time retroactively for the entire amount so unbilled, provided such amount is billed within two (2) years after the Expiration Date or sooner termination of this lease. Any such previously unbilled amount shall be payable within thirty (30) days after being so billed.

39. Tax Escalation

(A) For purposes of this lease, "Real Estate Taxes" shall mean all the real estate taxes and assessments imposed by any governmental authority having jurisdiction upon the Building and land upon which it is located ("Land") or any tax or assessment hereafter imposed in whole or in part in substitution for such real estate taxes and/or assessments.

(B) If the Real Estate Taxes for any Subsequent Tax Year during the Term exceed the Base Year Taxes (as initially imposed, if not finally determined when a payment is due pursuant to this Section (B)), Tenant shall pay Landlord Tenant's Proportionate Share of such excess within thirty (30) days after Landlord shall furnish to Tenant a statement (the "Tax Statement") setting forth the amount thereby due and payable by Tenant. If Real Estate Taxes are payable by Landlord to the applicable taxing authority in installments, then Landlord shall bill Tenant for Tenant's Proportionate Share of increased Real Estate Taxes in corresponding installments, such that Tenant's payment is due not more than fifteen (15) days prior to the date when Landlord is obligated to pay the Real Estate Taxes to the applicable taxing authority. If the actual amount of Real Estate Taxes is not known to Landlord as of the date of Landlord's Tax Statement, then Landlord may nevertheless bill Tenant for such installment on the basis of a good faith estimate, in which event Tenant shall pay the amount so estimated within thirty (30) days after receipt of such bill, subject to prompt refund by Landlord, or payment by Tenant, upon a supplemental billing by Landlord once the amount actually owed by Tenant is determined. Upon Tenant's request, Landlord shall provide Tenant with a copy of the current tax bill used in the preparation of the Tax Statement.

(C) If the Base Year Taxes ultimately are reduced to less than the Real Estate Taxes initially imposed upon the Land and the Building for the Base Tax Year, Tenant shall pay Landlord, promptly upon demand, any additional amount thereby payable pursuant to Section (B) for all applicable Subsequent Tax Years.

(D) If Landlord receives any refund of Real Estate Taxes for any Subsequent Tax Year for which Tenant has made a payment pursuant hereto, Landlord shall (after deducting from such refund all reasonable expenses incurred in connection therewith) pay Tenant, Tenant's Proportionate Share of the net refund. Tenant shall pay Landlord Tenant's Proportionate Share of the costs and expenses of any nature (including, without limitation, reasonable consulting, appraisal and legal fees) incurred by Landlord in connection with any tax protest or other proceeding or arrangement leading or intending to lead to a reduction in Real Estate Taxes.

(E) If any Subsequent Tax Year is only partially within the Term, all payments pursuant hereto shall be appropriately prorated, based on the portion of the Subsequent Tax Year which is within the Term. Except as limited by Articles 9 and 10: (1) Tenant's obligation to make the payments required by Sections (B), (C) and (D) shall survive the Expiration Date or any sooner termination of this lease; and (2) Landlord's obligation to make the payments required by Section (D) shall survive the Expiration Date or any sooner termination of this lease pursuant to Articles 9 and 10.

(F) Each Tax Statement given by Landlord pursuant to Section (B) shall be binding upon Tenant unless, within sixty (60) days after its receipt of such Tax Statement, Tenant notifies Landlord of its disagreement therewith, specifying the portion thereof with which Tenant disagrees. Pending resolution of such dispute, Tenant shall, without prejudice to its rights, pay all amounts determined by Landlord to be due, subject to prompt refund by Landlord (without interest) upon any contrary determination.

40. Operating Expense Escalation

(A) For all purposes of this lease, "Operating Expenses" shall mean all costs and expenses incurred by Landlord, on an accrual basis, for the operation, cleaning and maintenance of the Building and its plazas, garage, sidewalks and curbs (collectively, "Landlord's Property"), including all expenses incurred as a result of Landlord's compliance with any of its obligations hereunder, and shall include the following items (without limitation):

(1) salaries, wages, medical, surgical and general welfare benefits (including group life and medical insurance) and pension payments, payroll taxes, worker's compensation, union benefits paid by employer, unemployment insurance, social security and other similar taxes of or with respect to employees of Landlord and/or independent contractors engaged in operation and maintenance;

(2) payments made to independent contractors for maintenance, cleaning and/or operation;

(3) the cost of uniforms, including dry cleaning thereof, for employees;

(4) the cost of all gas, steam, heat, ventilation, air conditioning and water (including sewer rental), together with any taxes thereon, except to the extent Landlord is reimbursed therefor by Tenant or any other tenant or occupant in the Building pursuant to a lease or otherwise;

(5) the cost of all rent, casualty, war risk (if obtainable), liability, excess liability, property damage, indemnification, plate glass, multi-risk and other insurance covering Landlord and/or all or any portion of Landlord's Property;

(6) the cost of all supplies (including cleaning supplies), tools, materials and equipment;

(7) the cost of all charges to Landlord for electricity consumed for the public areas of the Building and Building systems and equipment, together with any taxes thereon;

(8) repairs or replacements made by Landlord, at its expense;

(9) straight line depreciation or amortization (including interest at the rate of two percent (2%) in excess of the "prime rate" or "base rate" of Citibank, N.A. at the time such expenditure is made) over a ten (10) year period of any expenditure for a capital improvement which is intended to result in a reduction of Operating Expenses;

(10) management fees;

(11) vault, sales, use and frontage taxes;

(12) dues and fees for trade and industry associations and costs of their related activities, all relating to Landlord's Property;

(13) Building and home-office administrative costs and expenses for bookkeeping and telephone;

(14) reasonable attorney's fees and fees paid to other professionals for services rendered in connection with the maintenance and/or operation of Landlord's Property;

(15) costs and expenses incurred by Landlord in connection with compliance with any law, rule, order, ordinance, regulation or requirement of any governmental authority having or asserting jurisdiction or any order, rule, requirement or regulation of any utility company, insurer of Landlord or the Board of Fire Underwriters (or successor organization); and

(16) all other costs and expenses incurred by Landlord for operation and maintenance of Landlord's Property which are customary for similar buildings in New York City.

(B) In determining the amount of the Base Operating Expenses or the Operating Expenses for any Operational Year, if less than ninety-five percent (95%) of the office portion of the Building shall have been occupied by tenants at any time during any such year, the Base Operating Expenses or the Operating Expenses for any such Operational Year shall be adjusted to an amount equal to the like expenses which would normally be expected to have been incurred had the occupancy of the office portion of the Building been ninety-five percent (95%) throughout the applicable year.

(C) If Landlord is not furnishing any particular work or service (the cost of which if performed by Landlord would constitute an Operating Expense) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, the Operating Expenses for each Operational Year during which such situation exists shall be increased by an amount equal to the additional Operating Expense which reasonably would have been incurred during such period by Landlord if it had at its own expense furnished such service or services to such tenant.

(D) In any Operational Year in which Operational Year Operating Expenses exceed Base Operating Expenses, Tenant shall pay to Landlord Tenant's Proportionate Share of such excess.

(E) During or after the first Operational Year, Landlord shall forward Tenant an itemized statement prepared by Landlord's accountants ("Operating Statement") of the Base Operating Expenses. Thereafter, during each succeeding Operational Year during the Term, Landlord shall forward to Tenant an Operating Statement of the Operational Year Operating Expenses for the prior Operational Year and a computation of the amount payable by Tenant pursuant to this Article for such Operational Year.

(F) With each installment of Fixed Rent payable during the first Operational Year, Tenant shall pay Landlord the monthly sum of $200.00 on account of the amount due pursuant to this Article for such Operational Year.

(G) With each installment of Fixed Rent payable during the Term during and after the second Operational Year, Tenant shall pay to Landlord on account of the amount payable pursuant to this Article for the then Operational Year:

(1) until Landlord forwards the applicable Operating Statement for the preceding Operational Year, the amount of the monthly payment due during December of such Operational Year; and

(2) after Landlord forwards the applicable Operating Statement for the preceding Operational Year, one-twelfth (1/12th) of 110% of the amount payable pursuant to this Article for such preceding Operational Year.

(H) Once Landlord forwards the applicable Operating Statement for the preceding Operational Year, Landlord and/or Tenant, as the case may be, promptly shall make appropriate payment to the other (without interest) of any amount overpaid by Tenant or owing to Landlord for such Operational Year based on the amount due pursuant

to such Operating Statement and amounts theretofore paid by Tenant for such preceding Operational Year.

(I) The parties' obligation to make any payment pursuant to this Article shall survive the Expiration Date or any sooner termination of this lease for a period of two (2) years and shall be appropriately prorated for any Operational Year which is only partially within the Term.

(J) Each Operating Statement given by Landlord pursuant to Section (E) shall be binding upon Tenant unless, within thirty (30) days after its receipt of such Operating Statement, Tenant notifies Landlord of its disagreement therewith, specifying the portion thereof with which Tenant disagrees. Pending resolution of such dispute, Tenant shall, without prejudice to its rights, pay all amounts determined by Landlord to be due, subject to prompt refund by Landlord (without interest) upon any contrary determination.

41. Abatement and Adjustments of Fixed Rent

Anything herein to the contrary notwithstanding:

(A) Provided this lease shall be in full force and effect and Tenant shall not be in default hereunder beyond any applicable notice and grace period, the Fixed Rent shall abate from the Commencement Date through the date that is one day prior to the Rent Commencement Date; and

(B) Effective on the fifth (5th) anniversary of the Commencement Date, the Fixed Rent then in effect shall be increased by $17,420.00 per annum, and effective on the tenth (10th) anniversary of the Commencement Date, the Fixed Rent then in effect shall be further increased by $26,130.00 per annum.

42. Electricity

(A) Landlord shall furnish up to ten (10) watts of electric current (120/208 volts three phase four wire) per rentable square foot at a location designated by Landlord for Tenant's use in the demised premises upon and subject to the terms and conditions set forth in this Article 42. Any additional current required by Tenant shall be provided by Landlord, if available, at a cost of $250.00 per amp if provided during the twelve (12) month period after the date hereof, and if later provided, then at Landlord's standard charge then in effect for the Building. If at any time during the Term Landlord reasonably determines that Tenant is not using any portion of the electric capacity servicing the demised premises, then Landlord shall have the right to recapture any such power not then being used by Tenant without compensation to Tenant. Tenant's consumption of electrical energy at the demised premises shall be measured by submeters installed by Landlord at Tenant's expense.

(B) (1) From and after the Commencement Date, Tenant shall purchase all electric current consumed in the demised premises from Landlord or Landlord's designated agent and pay therefor an amount equal to 105% of Landlord's Average Cost (as hereinafter defined) applied to all electricity consumed in the demised premises during the applicable billing period, as measured by the submeters servicing the demised premises. Tenant shall also reimburse Landlord for the reasonable cost incurred in reading such submeters.

(2) "Landlord's Average Cost" for all purposes of this lease shall be determined by dividing (y) the total dollar amount billed to Landlord for the Building by the public utility company providing electric current to the Building (the "Utility Company") for the relevant billing period (including, without limitation, all charges for "demand", fuel, "on-peak" and "off-peak" usage, "time of day" usage and any and all other relevant adjustments and charges), by (z) the total kilowatt hours utilized by the Building for such billing period.

(C) Where more than one submeter measures Tenant's consumption of electricity, the service rendered through each submeter may be computed and billed separately in accordance with the provisions hereof. Bills therefor shall be rendered at such times as Landlord may elect and shall be payable on demand as additional rent.

(D) Landlord shall not in any way be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant's requirements. Any riser or risers to supply Tenant's electrical requirements will upon written request of Tenant, be installed by Landlord at the sole cost and expense of Tenant if, in Landlord's reasonable judgment, the same are necessary and will not cause adverse damage or injury to the Building or the operation thereof or the demised premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants. In addition to the installation of such riser or risers, Landlord will also, at the sole cost and expense of Tenant, install all other equipment proper and necessary in connection therewith, subject to the aforesaid terms and conditions. Tenant's use of electric current shall never exceed the capacity of existing feeders or risers to, or wiring installations in, the Building and the demised premises. All of such costs and expense shall be paid by Tenant to Landlord within fifteen (15) days after rendition of any bill or statement to Tenant therefor.

(E) Provided that Landlord discontinues furnishing electricity to at least fifty (50%) percent of all similarly situated tenants in the Building, Landlord may discontinue such service of electric current to Tenant upon sixty (60) days notice to Tenant without being liable to Tenant therefor or without in any way affecting this lease or the liability of Tenant hereunder or causing a diminution of Fixed Rent. Such discontinuance shall not be deemed to be a lessening or diminution of service within the meaning of any law, rule or regulation now or hereafter enacted, promulgated or issued. In the event Landlord gives such notice of discontinuance, Landlord shall permit Tenant to receive such service direct from the Utility Company, in which event Tenant shall, at its own cost and expense, furnish and install all risers, service wiring, switches and other equipment necessary for such installation and required by the Utility Company and, at its own cost and expense, maintain and keep in good repair all such risers, wiring, switches and equipment.

(F) Tenant shall make no alterations or additions to the electric equipment and/or appliances presently installed in the demised premises without the prior written consent of Landlord in each instance. Rigid conduit only will be allowed.

(G) If any tax is imposed upon Landlord's receipt from the sale or resale of electric energy to Tenant by any Federal, State or Municipal Authority, where permitted by law, Tenant's pro-rata share of such taxes shall be paid by Tenant to Landlord.

(H) Anything in Section (B) to the contrary notwithstanding, if the Commencement Date shall occur prior to the installation and proper calibration of the submeters, then Tenant shall pay Landlord for Tenant's consumption of electricity in the demised premises at the rate of $1,088.75 per month during any period when construction is taking place in the demised premises or at the rate of $2,177.50 per month from and after the date on which Tenant occupies all or a portion of the demised premises for the conduct of business. In addition, if during any time during the Term, it shall be determined that the submeters servicing the demised premises were malfunctioning, Tenant shall pay Landlord an amount reasonably estimated by Landlord's electrical consultant to be the amount that would have been payable by Tenant had such malfunction not occurred.

43. Restrictions on Use

(A) Anything in Article 2 to the contrary notwithstanding, Tenant shall not use or permit all or any part of the demised premises to be used for the: (1) storage for purpose of sale of any alcoholic beverage in the demised premises; (2) storage for retail sale of any product or material in the demised premises; (3) conduct of a manufacturing, printing or electronic data processing business, except that Tenant may operate business office reproducing equipment, electronic data processing equipment and other business machines for Tenant's own requirements (but shall not permit the use of any such equipment by or for the benefit of any party other than Tenant); (4) rendition of any health or related services, conduct of a school or conduct of any business which results in the presence of the general public in the demised premises; (5) conduct of the business of an employment agency or executive search firm; (6) conduct of any public auction, gathering, meeting or exhibition; (7) conduct of a stock brokerage office or business; or (8) occupancy of a foreign, United States, state, municipal or other governmental or quasi-governmental body, agency or department or any authority or other entity which is affiliated therewith or controlled thereby.

(B) Tenant shall not use or permit all or any part of the demised premises to be used so as to impair the Building's character or dignity or impose any additional burden upon Landlord in its operation.

(C) Tenant shall not obtain or accept for use in the demised premises towel, barbering, boot blacking, floor polishing, lighting maintenance, cleaning or other similar services from any party not theretofore approved by Landlord (which party's charges shall be reasonable). Such services shall be furnished only at such hours, in such places within the demised premises and pursuant to such regulations as Landlord prescribes.

44. Assignment, Etc.

Supplementing Article 11:

(A) Tenant shall neither: (i) publicly advertise for the assignment, subletting or occupancy of all or any part of the demised premises at a rental rate less than the rental rate at which Landlord is then offering to lease comparable space in the Building; or (ii) assign this lease to or sublet to or permit the occupancy of all or any part of the demised premises by any other party which is then a tenant, subtenant, licensee or occupant of any space in the Building or which has negotiated with Landlord for space in the Building within the nine (9) month period preceding the date of Landlord's receipt of Tenant's Notice pursuant to Section (B) (nor shall Tenant accept an assignment of a lease or sublet space from any tenant, subtenant, licensee or occupant of any space in the Building).

(B) If Tenant wishes to assign this lease (a transfer of more than a fifty percent (50%) beneficial interest in Tenant, whether such transfer occurs at one time, or in a series of related transactions, and whether of stock, partnership interest or otherwise, by any party in interest being deemed an assignment of this lease), sublet all or any part of the demised premises or permit the demised premises to be occupied by any other party. Prior to any such assignment, subletting or occupancy, Tenant shall first notify Landlord ("Tenant's Notice"), specifying the name of the proposed assignee, subtenant or occupant, the name of and character of its business, the terms of the proposed assignment, sublease or occupancy (including, without limitation, the commencement and expiration dates thereof) and current information as to the financial responsibility and standing of the proposed assignee, sublessee or occupant and shall provide Landlord with such other information as it reasonably requests. If only a portion of the demised premises (not constituting an entire floor of the Building) is to be so sublet or occupied, Tenant's Notice shall be accompanied by a reasonably accurate floor plan, indicating such portion. The portion of the demised premises to

which such proposed assignment, sublease or occupancy is to be applicable is hereinafter referred to as the "Space."

(C) Landlord may, within thirty (30) days after its receipt of Tenant's Notice, by notice to Tenant ("Landlord's Notice"), require Tenant to (i) sublease the Space to Landlord or its nominee, on the terms set forth in Section (D), or (ii) terminate this lease as to the Space for the period specified in Tenant's Notice, on the terms set forth in Section (E). If Tenant's proposed assignment or sublease is for more than fifty percent (50%) of the demised premises or the then balance of the Term is three (3) years or less, Landlord also may, by Landlord's Notice, terminate this lease as of the proposed commencement date for such assignment, sublease or occupancy. If Landlord fails to exercise such option, it shall not unreasonably withhold or delay its consent to the proposed assignment, sublease or occupancy, but such consent shall be deemed of no effect if such assignment, sublease or occupancy is not consummated upon the terms set forth in Tenant's Notice and within thirty (30) days after such consent is given.

(D) If Landlord requires Tenant to execute a sublease ("Sublease") pursuant to clause (C)(i), the Sublease shall be upon the same terms as this lease, except for such terms thereof as are inapplicable and except that: (i) the term of the Sublease shall be the term specified in Tenant's Notice commencing, at Landlord's option, on (a) the commencement date set forth in Tenant's Notice, or (b) a date designated by Landlord which shall not be more than thirty (30) days after the date of Landlord's Notice; (ii) the Fixed Rent for the Sublease shall be the lesser of (a) the pro rata Fixed Rent for the Space Tenant is then paying Landlord hereunder, or (b) the Fixed Rent set forth in Tenant's Notice; (iii) Tenant's Proportionate Share for the Sublease shall be determined based on the relative sizes of the Space and the initial demised premises; (iv) the subtenant under the Sublease shall have the unrestricted right to assign the Sublease or any interest therein, to further sublet all or any part of the Space and/or to make any alterations, decorations, additions or improvements in and to the Space (all or any part of which may be removed, at Landlord's option, at any time, provided Landlord repairs all damage caused by such removal); (v) Tenant, as sublandlord under the Sublease, shall, at its expense: (a) erect all partitions required to separate the Space from the remainder of the demised premises and (b) to the extent necessitated by the Sublease, install all doors required for independent access from the Space to the elevators, lavatories and staircases on the floor and install all equipment and facilities (including, without limitation, men's and women's toilets) required to comply with all applicable laws and regulations of governmental authorities having jurisdiction and to enable Landlord to maintain and service the Space and permit the Space to be used as an independent unit; (vi) the Sublease shall provide that the termination of all or any portion of this lease by merger is not thereby intended; and (vii) at the expiration of the Sublease, the Space shall, subject to clause (iv), be returned to Tenant as then existing.

(E) If Landlord requires Tenant to terminate this lease as to the Space pursuant to clause (C)(ii), (i) Tenant at its expense shall (a) erect all partitions required to separate the Space from the remainder of the demised premises and (b) to the extent required by Landlord, install all doors required for independent access from the Space to the elevators, lavatories and stairwells on the floor and install all equipment and facilities (including, without limitation, men's and women's toilets) required to comply with all applicable laws and regulations of governmental authorities having jurisdiction and to enable Landlord to maintain and service the Space and permit the Space to be used as an independent unit, and (ii) Landlord and Tenant shall execute and deliver a supplementary agreement modifying this lease by eliminating the Space from the demised premises for the term specified in Tenant's Notice commencing, at Landlord's option, on (a) the commencement date set forth in Tenant's Notice, or (b) a date designated by Landlord which shall not be more than thirty (30) days after the

date of Landlord's Notice, and, for such period, reducing the Fixed Rent and additional rent payable hereunder on a pro rata basis.

(F) Anything herein to the contrary notwithstanding, Tenant may not assign this lease or sublet all or any part of the demised premises prior to the expiration of the first year of the Term.

(G) No assignment of this lease shall be effective unless and until Tenant delivers to Landlord duplicate originals of the instrument of assignment (wherein the assignee assumes the performance of Tenant's obligations under this lease) and any accompanying documents.

(H) In the event of any such assignment, Landlord and the assignee may modify this lease in any manner, without notice to Tenant or Tenant's prior consent, without thereby terminating Tenant's liability for the performance of its obligations under this lease, except that any such modification which, in any way, increases any of such obligations shall not, to the extent of such increase only, be binding upon Tenant.

(I) No sublease of all or any part of the demised premises (except a Sublease) shall be effective unless and until Tenant delivers to Landlord duplicate originals of the instrument of sublease (containing the provision required by Section (J)) and any accompanying documents. Any such sublease shall be subject and subordinate to this lease.

(J) Any such sublease shall contain substantially the following provisions:

(1) "In the event of a default under any underlying lease of all or any portion of the premises demised hereby which results in the termination of such lease, the subtenant hereunder shall, at the option of the lessor under any such lease ("Underlying Lessor"), attorn to and recognize the Underlying Lessor as landlord hereunder and shall, promptly upon the Underlying Lessor's request, execute and deliver all instruments necessary or appropriate to confirm such attornment and recognition. Notwithstanding such attornment and recognition, the Underlying Lessor shall not (a) be liable for any previous act or omission of the landlord under this sublease, (b) be subject to any offset, not expressly provided for in this sublease, which shall have accrued to the subtenant hereunder against said landlord, or (c) be bound by any modification of this sublease or by any prepayment of more than one month's rent, unless such modification or prepayment shall have been previously approved in writing by the Underlying Lessor. The subtenant hereunder hereby waives all rights under any present or future law to elect, by reason of the termination of such underlying lease, to terminate this sublease or surrender possession of the premises demised hereby."

(2) "This sublease may not be assigned or the premises demised hereunder further sublet, in whole or in part, without the prior written consent of the Underlying Lessor."

(K) Landlord's consent to any assignment or sublease shall neither release Tenant from its liability for the performance of Tenant's obligations hereunder during the balance of the Term nor constitute its consent to any (i) further assignment of this lease or of any permitted sublease or (ii) further sublease of all or any portion of the premises demised hereunder or under any permitted sublease. If a sublease to which Landlord has consented is assigned or all or any portion of the premises demised thereunder is sublet without the consent of Landlord in each instance obtained, Tenant shall immediately terminate such sublease, or arrange for the termination thereof, and proceed expeditiously to have the occupant thereunder dispossessed.

(L) Tenant shall pay to Landlord, promptly upon demand therefor, all costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by Landlord

in connection with any assignment of this lease or sublease of all or any part of the demised premises.

(M) If Landlord shall give its consent to any assignment of this lease or to any sublease or if Tenant shall otherwise enter into any assignment or sublease permitted hereunder, Tenant shall in consideration therefor, pay to Landlord, as and when payable to Tenant:

(1) in the case of an assignment, fifty (50%) percent of all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property); and

(2) in the case of a sublease, fifty (50%) percent of the amount, if any, by which (i) any rents, additional charges or other consideration payable under the sublease to Tenant by the subtenant (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property) exceeds (ii) the Fixed Rent and additional rent accruing during the term of the sublease in respect of the Space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms of this lease.

(N) Anything in this Article 44 notwithstanding, Tenant may assign this lease or sublet the entire demised premises, without Landlord's consent (and the provisions of subsection (M) hereof shall not apply), to any corporation or other business entity which controls, is controlled by, or is under common control with, Tenant (herein referred to as a "Related Corporation") for any of the purposes permitted to Tenant, subject however to compliance with Tenant's obligations under this lease. Any such assignment or subletting shall not be deemed to relieve, release, impair or discharge any of Tenant's obligations hereunder. For the purposes hereof, "control" shall be deemed to mean ownership of not less than fifty percent (50%) of all of the voting stock of such corporation or not less than fifty percent (50%) of all of the legal and equitable interest in any other business entities. If Tenant is a corporation other than a corporation whose stock is listed and traded on a nationally recognized stock exchange (hereinafter referred to as a "public corporation"), the provisions of this Article 44 shall apply to a transfer (by one or more transfers) of a majority of the stock of Tenant as if such transfer of a majority of the stock of Tenant were an assignment of this lease; but said provisions shall not apply to transactions with a corporation into or with which Tenant is merged or consolidated or to which substantially all of Tenant's assets are transferred, provided that in any of such events (i) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (ii) the net worth of Tenant immediately prior to such merger, consolidation or transfer, or (iii) the net worth of Tenant herein named on the date of this lease and (iv) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction.

45. Brokerage

Tenant represents that it dealt only with the Broker as broker in connection with this lease and Landlord shall pay the Broker's commission therefor pursuant to separate agreement. Tenant acknowledges and agrees that any commission payable to Newmark & Company Real Estate Inc. ("Newmark") in connection with this lease shall be paid by Tenant. Tenant shall indemnify Landlord against all loss, damage, liability, cost and expense (including reasonable attorney's fees) pertaining to any other brokerage commission or like compensation (including, without limitation, any claim made by Newmark) which is based on alleged actions of Tenant or its agents or representatives. Tenant's liability hereunder shall survive any expiration or termination of this lease.

46. Building Directory

(A) Landlord shall, upon Tenant's request, list on the Building's directory ("Directory"), the names of Tenant, any other party occupying any part of the demised premises pursuant hereto and their officers or employees, provided the number of Directory lines so provided by Landlord does not exceed Tenant's Proportionate Share of the Directory's capacity.

(B) The listing of any party's name other than Tenant's shall neither grant such party any right or interest in this lease and/or the demised premises nor constitute Landlord's consent to any assignment or sublease to or occupancy by such party. Such listing may be terminated by Landlord at any time, without prior notice. The initial listing(s) on the Directory shall be provided by Landlord without charge to Tenant. Thereafter, Tenant shall pay Landlord's standard fee for any work performed in connection with any additions, deletions or changes to the Directory.

47. Exculpatory Clause

(A) Anything herein to the contrary notwithstanding, the liability of Landlord and the partners of, or any other party which holds any interest in, Landlord for negligence, failure to perform lease obligations or otherwise under or in connection with this lease shall be limited to each of their respective interests in the Land and Building. Tenant shall neither seek to enforce nor enforce any judgment or other remedy against any other asset of Landlord, any partner of Landlord or any party that holds any interest in Landlord.

(B) In any claim made by Tenant against Landlord alleging that Landlord has acted unreasonably where Landlord had an obligation to act reasonably, Tenant shall have no right to recover damages from Landlord and Tenant's sole and exclusive recourse against Landlord shall be an action seeking specific performance of Landlord's obligation to act reasonably.

48. Submission to Jurisdiction, Etc.

(A) This lease shall be deemed to have been made in New York County, New York, and shall be construed in accordance with the laws of the State of New York. All actions or proceedings relating, directly or indirectly, to this lease shall be litigated only in courts located within the County of New York. Tenant, any guarantor of the performance of its obligations hereunder ("Guarantor") and their respective successors and assigns hereby subject themselves to the jurisdiction of any state or federal court located within such county, waive the personal service of any process upon them in any action or proceeding therein and consent that such process may be served by certified or registered mail, return receipt requested, directed to Tenant and any successor at Tenant's address hereinabove set forth, to Guarantor and any successor at the address set forth in the instrument of guaranty and to any assignee at the address set forth in the instrument of assignment. Such service shall be deemed made two days after such process is so mailed.

(B) Whenever any default, request, action or inaction by Tenant causes Landlord to incur attorneys' fees and/or any other costs or expenses, Tenant agrees that it shall pay and/or reimburse Landlord for such reasonable fees, costs or expenses within ten (10) days after being billed therefor.

(C) If any monies owing by Tenant under this lease are paid more than fifteen (15) days after the date such monies are payable pursuant to the provisions of this lease, Tenant shall pay Landlord interest thereon, at the then maximum lawful rate, for the period from the date such monies were payable to the date such monies are paid.

(D) The submission of this lease to Tenant shall not constitute an offer by Landlord to execute and exchange a lease

with Tenant and is made subject to Landlord's acceptance, execution and delivery thereof.

49. Requests by Mortgagee or Others

(A) If any present or prospective mortgagee of the Land, Building or any leasehold interest therein requires, as a condition precedent to issuing or extending its loan, the modification of this lease in such manner as does not materially lessen Tenant's rights or increase its obligations hereunder, Tenant shall not delay or withhold its consent to such modification and shall execute and deliver such confirming documents therefor as such mortgagee requires.

(B) If Landlord, in conjunction with any proposed sale or mortgaging of all or any part of the Land and Building or any leasehold interest therein, requires the delivery of certified financial statements or other information relating to the financial condition of Tenant, Tenant shall deliver such certified financial statements or such other information within ten (10) days after a Landlord's written request therefor.

50. Delivery of Demised Premises

(A) Supplementing Article 21, the demised premises shall be leased to Tenant in their "as is" condition on the Commencement Date and except, as provided in subsection (B) below, Landlord shall not be required to perform any work to prepare the demised premises for Tenant's occupancy. The taking of possession of the demised premises by Tenant shall be conclusive evidence as against Tenant that, at the time such possession was so taken, the demised premises and the Building were in good and satisfactory condition.

(B) Reasonably expeditiously after the execution and delivery of this lease, Landlord shall construct a wall as necessary to demise the demised premises in accordance with Exhibit A hereof.

51. Insurance

During the Term, Tenant shall pay for and keep in force general liability policies in standard form protecting against any and all liability occasioned by accident or occurrence, subject to customary exclusions, such policies to be written by recognized and well-rated insurance companies authorized to transact business in the State of New York. The minimum limits of liability shall be a combined single limit with respect to each occurrence in an amount of not less than $3,000,000 for injury (or death) and damage to property. If at any time during the Term it appears that public liability or property damage limits in the City of New York for buildings similarly situated, due regard being given to the use and occupancy thereof, are higher than the foregoing limits, then Tenant shall increase the foregoing limits accordingly. Landlord shall be named as an additional insured in the aforesaid insurance policies and the policies shall provide that Landlord shall be afforded not less than thirty (30) days prior notice of cancellation of said insurance. Tenant shall deliver certificates of insurance evidencing such policies. All premiums and charges for the aforesaid insurance shall be paid by Tenant. If Tenant shall fail to make such payment when due, Landlord may make it and the amount thereof shall be repaid to Landlord by Tenant on demand and the amount thereof may, at the option of Landlord, be added to and become a part of the additional rent payable hereunder. Tenant shall not violate or permit to be violated any condition of any of said policies and Tenant shall perform and satisfy the requirements of the companies writing such policies.

52. Bankruptcy

Without limiting any of the provisions of Articles 16, 17 or 18 hereof, if, pursuant to the Bankruptcy Code of 1978, as the same may be amended, Tenant is permitted to assign this lease in disregard of the obligations contained in Articles 11 and 44 hereof, Tenant agrees that adequate assurance of future performance

by the assignee permitted under such Code shall mean the deposit of cash security with Landlord in an amount equal to the sum of one year's Fixed Rent then reserved hereunder plus an amount equal to all additional rent payable under this lease for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord, without interest, for the balance of the Term as security for the full and faithful performance of all of the obligations under this lease on the part of Tenant yet to be performed. If Tenant receives or is to receive any valuable consideration for such an assignment of this lease, such consideration, after deducting therefrom (A) the brokerage commissions, if any, and other expenses reasonably incurred by Tenant for such assignment and (B) any portion of such consideration reasonably designated by the assignee as paid for the purchase of Tenant's property in the demised premises, shall be and become the sole and exclusive property of Landlord and shall be paid over to Landlord directly by such assignee. In addition, adequate assurance shall mean that any such assignee of this lease shall have a net worth, exclusive of good will, equal to at least fifteen (15) times the aggregate of the Fixed Rent reserved hereunder plus all additional rent for the preceding calendar year as aforesaid.

53. Local Law 5/Required Alterations

Supplementing Article 6:

(A) All work performed or installations made by Tenant (or by Landlord at Tenant's request and expense) in and to the demised premises shall be done in a fashion such that the demised premises and the Building shall be in compliance with the requirements of Local Law 5 of 1973 of The City of New York, as heretofore and hereafter amended ("Local Law 5"). The foregoing shall include, without limitation, (i) compliance with the compartmentalization requirements of Local Law 5, (ii) relocation of existing fire detection devices, alarm signals and/or communication devices necessitated by the alteration of the demised premises, and (iii) installation of such additional fire control or detection devices as may be required by applicable governmental or quasi-governmental rules, regulations or requirements (including, without limitation, any requirements of the New York Board of Fire Underwriters) as a result of Tenant's manner of use of the demised premises. In addition, Tenant shall cause the demised premises to be connected to the Building Class "E" system and arrange to have the demised premises and Tenant added to the "Class E" computer.

(B) Landlord shall not be responsible for any damage to Tenant's fire control or detection devices nor shall Landlord have any responsibility for the maintenance or replacement thereof. Tenant shall indemnify Landlord from and against all loss, damage, cost, liability or expense (including, without limitation, reasonable attorneys' fees and disbursements) suffered or incurred by Landlord by reason of the installation and/or operation of any such devices.

(C) All work and installations required to be undertaken by Tenant pursuant to this Article shall be performed at Tenant's sole cost and expense and in accordance with plans and specifications and by contractors previously approved by Landlord.

(D) The fact that Landlord shall have heretofore consented to any installations or alterations made by Tenant in the demised premises shall not relieve Tenant of its obligations pursuant to this Article with respect to such installations or alterations.

54. Tenant's Alterations

(A) Tenant shall not make or perform, or permit the making or performance of, any alterations, installations, improvements, additions or other physical changes in or about the demised premises (collectively, "Alterations") other than cosmetic or decorative changes without Landlord's prior consent. Landlord agrees not to unreasonably withhold or delay its consent to any

Alterations which are nonstructural or which do not affect the Building's systems and facilities proposed to be made by Tenant to adapt the demised premises for those business purposes permitted by Article 2 hereof, provided that such Alterations are performed only by contractors or mechanics first approved by Landlord, do not affect any part of the Building other than the demised premises (including, without limitation, the exterior thereof), do not adversely affect any service required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Building and do not reduce the value or utility of the Building. All Alterations shall be done at Tenant's expense and at such times and in such manner as Landlord may from time to time reasonably designate pursuant to the conditions for Alterations prescribed by Landlord for the Building ("Alteration Regulations"). Prior to making any Alterations, Tenant (i) shall submit to Landlord detailed plans and specifications (including layout, architectural, mechanical and structural drawings) for each proposed Alteration and shall not commence any such Alteration without first obtaining Landlord's approval of such plans and specifications, (ii) shall, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies, and (iii) shall furnish to Landlord duplicate original policies of worker's compensation insurance (covering all persons to be employed by Tenant and Tenant's contractors and subcontractors in connection with such Alteration) and comprehensive public liability (including property damage coverage) insurance in such form, with such companies, for such periods and in such amounts as Landlord may reasonably require, naming Landlord and its agents as additional insureds. Upon completion of such Alteration, Tenant, at Tenant's expense, shall obtain certificates of final approval of such Alteration required by any governmental or quasi-governmental bodies and shall furnish Landlord with copies thereof and shall, within thirty (30) days of such completion, deliver a set of final "as built" drawings to Landlord reflecting the Alteration. All Alterations shall be made and performed in accordance with the Alteration Regulations. All materials and equipment to be incorporated in the demised premises as a result of all Alterations shall be new and first quality. No such materials or equipment shall be subject to any lien, encumbrance, chattel mortgage, title retention or security agreement. Tenant shall not, at any time prior to or during the Term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the demised premises, whether in connection with any Alteration or otherwise, if, in Landlord's sole discretion, such employment will interfere or cause any conflict with other contractors, mechanics, or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Tenant or others. In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately.

(B) No approval of any plans or specifications by Landlord or consent by Landlord allowing Tenant to make any Alterations or any inspection of Alterations made by or for Landlord shall in any way be deemed to be an agreement by Landlord that the contemplated Alterations comply with any legal requirements or insurance requirements or the certificate of occupancy for the Building nor shall it be deemed to be a waiver by Landlord of the compliance by Tenant of any provision of this lease.

(C) Tenant shall promptly reimburse Landlord for all fees, costs and expenses including, but not limited to, those of attorneys, architects and engineers, incurred by Landlord in connection with the review of Tenant's plans and specifications and inspecting the Alterations to determine whether the same are being or have been performed in accordance with the approved plans and specifications therefor and with all legal and insurance requirements.

55. <u>Estoppel Certificate</u>

Tenant, at any time, and from time to time, upon at least 10 days' prior notice by Landlord, shall execute, acknowledge and

deliver to Landlord, and/or to any other person, firm or corporation specified by Landlord ("Recipient"), a statement certifying that this lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the Fixed Rent and additional rent have been paid, stating whether or not there exists any default by Landlord under this lease, and, if so, specifying each such default, and any other matters reasonably requested by Landlord or the Recipient.

56. Holdover

In the event Tenant shall hold over after the expiration of the Term, the parties hereby agree that Tenant's occupancy of the demised premises after the expiration of the Term shall be upon all of the terms set forth in this lease except that Tenant shall pay as a use and occupancy charge for the holdover period an amount equal to the higher of (A) an amount equal to one and one-half times the pro rata Fixed Rent and additional rent payable by Tenant during the last year of the Term; or (B) an amount equal to the then market rental value for the demised premises, as established by Landlord's good faith estimate of such market rental value.

57. Conditional Limitation

In the event that twice in any twelve (12) month period (A) a default of the kind set forth in Section 17(1) shall have occurred or (B) Tenant shall have defaulted in the payment of Fixed Rent or additional rent, or any part of either, and Landlord shall have commenced a summary proceeding to dispossess Tenant in each such instance, then, notwithstanding that such defaults may have been cured at any time after the commencement of such summary proceeding, any further default by Tenant within such twelve (12) month period shall be deemed to be a violation of a substantial obligation of this lease by Tenant and Landlord may serve a written three (3) days' notice of cancellation of this lease upon Tenant and, upon the expiration of said three (3) days, this lease and the Term shall end and expire as fully and completely as if the expiration of such three (3) day period were the day herein definitely fixed for the end and expiration of this lease and the Term and Tenant shall then quit and surrender the demised premises to Landlord, but Tenant shall remain liable as elsewhere provided in this Lease.

58. Limitation on Rent

If on the Commencement Date, or at any time during the Term, the Fixed Rent or additional rent reserved in this lease is not fully collectible by reason of any federal, state, county or city law, proclamation, order or regulation, or any direction of any public officer or body pursuant to law (collectively, "Law"), Tenant agrees to take such steps as Landlord may request to permit Landlord to collect the maximum rents which may be legally permissible from time to time during the continuance of such legal rent restriction (but not in excess of the amounts reserved therefor under this lease). Upon the termination of such legal rent restriction, Tenant shall pay to landlord, to the extent permitted by Law, an amount equal to (A) the Fixed Rent and additional rent which would have been paid pursuant to this lease but for such legal rent restriction, less (B) the Fixed Rent and additional rent paid by Tenant to Landlord during the period such legal rent restriction was in effect.

59. Acceptance of Keys

If Landlord or Landlord's managing or rental agent accepts from Tenant one or more keys to the demised premises in order to assist Tenant in showing the demised premises for subletting or other disposition or for the performance of work therein for Tenant or for any other purpose, the acceptance of such key or keys shall not constitute an acceptance of a surrender of the demised premises nor a waiver of any of Landlord's rights or Tenant obligations under this lease including, without limitation, the provisions

N

relating to assignment and subletting and the condition of the demised premises.

60. Security Deposit

(A) Supplementing Article 34, Tenant may, at the execution of this lease or at any time during the Term, deliver as the Security Deposit an irrevocable letter of credit (the "Letter of Credit") in the amount of the Security Deposit issued by a New York City commercial bank acceptable to Landlord in its sole discretion, and in the form of the letter of credit annexed hereto as Exhibit B, to be held by Landlord as the Security Deposit in accordance with Article 34 and this Article 60. The Letter of Credit shall (i) initially expire not less than one (1) year from the Commencement Date or the date of issuance if delivered to Landlord thereafter, (ii) provide for automatic renewals for periods of not less than one (1) year, and (iii) have a final expiration date not less than four (4) months after the Expiration Date. Tenant shall pay to Landlord, on demand and as additional rent hereunder, all fees and charges paid by Landlord to the bank issuing the Letter of Credit in connection with the transfer of same to any future owner of the Building. In the event of a default by Tenant in the performance of any of the terms, provisions and conditions of this lease, Landlord shall be permitted to draw down any portion or the entire amount of the Letter of Credit and apply the proceeds or any part thereof in accordance with Article 34 of this lease and retain the balance for the Security Deposit. Landlord shall also have the right to draw down any portion or the entire amount of the Letter of Credit in the event that Landlord receives notice that the date of expiry of the Letter of Credit will not be extended by the issuing bank and retain the proceeds for the Security Deposit. If Landlord shall have drawn against the Letter of Credit and applied all or any portion thereof, then Tenant shall deposit with Landlord, upon demand, a sufficient amount of cash to bring the balance of the monies held by Landlord to the amount of the Security Deposit.

(B) If the Security Deposit is in the form of cash, the Security Deposit shall be placed in an interest-bearing account and all interest thereon (less a one percent (1%) administrative fee, which shall be retained by Landlord) shall be remitted to Tenant annually. Tenant's right to receive any interest on the Security Deposit shall be conditioned upon Tenant not having theretofore defaulted (beyond any applicable grace period) in the performance of any of its obligations under this lease.

61. Definitions of "Landlord" and "Owner"

The terms "Owner" and "Landlord", whenever used in this lease (including, without limitation, in Article 31), shall have the same meaning.

62. Landlord's Option to Relocate Tenant

At any time prior to the execution and delivery of this lease, Landlord shall have the right to relocate Tenant to other space located in the Building (the "Substitution Space") of substantially comparable size and condition as the demised premises, in which event this lease shall be modified by (i) deleting all reference to the demised premises and the insertion of the Substitution Space in place thereof, (ii) adjusting the Fixed Rent to an amount equal to the rent per square foot payable by Tenant under this lease multiplied by the number of square feet in the Substitution Space and (iii) a modification of the definition of Tenant's Proportionate Share (as currently defined in Article 37 hereof) to accurately represent the percentage by which the rentable area of the Substitution Space bears to the total rentable area of the Building. In all other respects, the terms and conditions contained in this lease (including escalations and base years) shall remain unmodified.

63. Hazardous Materials

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Tenant shall not cause nor permit "Hazardous Materials" (as defined below) to be used, transported, stored, released, handled, produced or installed in, or from, the demised premises, except that inflammable or combustible (but not explosive) items may be brought into and used within the demised premises as may be needed for the operation of normal office equipment, so long as both in compliance with all laws and governmental requirements. The term "Hazardous Materials" shall, for the purposes hereof, mean any flammable, explosives, radio-active materials, hazardous wastes, hazardous and toxic substances or related materials, asbestos or any material containing asbestos, or any other substances or material, as defined by any present or future federal, state or local law, ordinance, rule or regulation, including without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, the Resources Conservation and Recovery Act, as amended, Superfund Amendment and Reauthorization Act of 1986 and in the regulations adopted and publications promulgated pursuant to each of the foregoing. In the event of a breach of the provisions of this Section 63, Landlord, in addition to all of its rights and remedies under this lease and pursuant to Law, require Tenant to remove any such Hazardous Materials from the demised premises or the Building in the manner prescribed for such removal by all requirements of Law. The provisions of this Section 63 shall survive the expiration or sooner termination of this lease.

64. Interconnections

(A) Tenant shall have the right to install and run both vertical and horizontal communication interconnections, via conduit, wave guide and ceramic duct, provided that such installation is performed in accordance with all applicable laws, governing codes and regulations and the relevant provisions of this lease including, without limitation, Articles 3, 6 and 54 and in accordance with plans and specifications previously approved by Landlord. Prior to any cable pulls being installed through any conduits running through other tenant spaces, Tenant shall present a copy of an agreement between Tenant and such other tenant (reasonably satisfactory to Landlord) whereby such other tenant consents to Tenant making the proposed connection or other installation.

(B) In the event Tenant makes use of an existing means of interconnection owned by Landlord, Tenant shall pay:

(1) a Base Charge (one time charge) of $30.00 per foot; and

(2) a Monthly Charge, payable along with monthly installments of Fixed Rent, as follows: 4" - $.80 per linear foot; 3" - $.60 per linear foot; 2" - $.40 per linear foot; and 1" or less-$.30 per linear foot.

(C) In the event Tenant installs a new means of interconnection, Tenant shall pay a Monthly Charge, payable along with monthly installments of Fixed Rent, as follows: 4" - $.50 per linear foot; 3"-$.40 per linear foot; 2" - $.30 per linear foot; 1" or less-$.20 per linear foot.

(D) Tenant agrees that the charges set forth in subsections (B) and (C) shall be increased by four (4%) percent each year commencing on the first anniversary of the Commencement Date and on each anniversary thereafter throughout the Term.

65. Landlord's Access

Supplementing Article 13, upon reasonable prior notice (which need not be in writing), except in an emergency, when no notice shall be required, Landlord shall have access to the Building shafts and conduits located within the demised premises.

66. Options to Extend the Term

(A) Provided this lease shall then be in full force and effect and Tenant shall not be in default hereunder beyond any applicable notice or grace period, Tenant shall have the right, at its option, to extend the Term for two (2) five (5) year periods (each, hereinafter an "Extension Term"). The first Extension Term (the "1st Extension Term"), if any, shall commence on April 1, 2010 and shall expire on March 31, 2015 and, provided that Tenant shall have extended the Term for the 1st Extension Term, the second Extension Term (the "2nd Extension Term"), if any, shall commence on April 1, 2015 and shall expire on March 31, 2020, unless either Extension Term shall sooner end pursuant to any of the terms, covenants or conditions of the Lease or pursuant to law. Tenant shall give Landlord written notice of Tenant's intention to exercise its option not less than fifteen (15) months prior to the commencement of the applicable Extension Term, the time of exercise being of the essence. Upon the giving of such notice, the Lease and the Term shall be automatically extended without execution or delivery of any other or further documents, with the same force and effect as if such Extension Term had originally been included in the Term and the Expiration Date shall thereupon be deemed to be the last day of the 1st Extension Term or the 2nd Extension Term, as the case may be. All of the terms, covenants and conditions of this lease shall continue in full force and effect during the Extension Terms, including base periods for and items of additional rent and escalation which shall remain payable on the terms set forth herein, except that the Fixed Rent shall be as determined in accordance with subsection (B) hereof, there shall be no rent concession and Tenant shall have no further right to extend the Term pursuant to this Article 66.

(B) The Fixed Rent payable by Tenant for the demised premises during each Extension Term shall be the greater of (i) the Fixed Rent then in effect, plus all escalations and additional rent payable as herein provided, or (ii) the fair market rental value of the demised premises (the "FMRV"), determined as of the day immediately preceding the commencement of the applicable Extension Term.

(C) The FMRV shall be determined as follows:

(i) Immediately after the exercise by Tenant of its option under subsection (A) above (but in no event prior to eighteen (18) months before the commencement of the applicable Extension Term), Landlord and Tenant shall exercise good faith efforts to attempt to agree upon the FMRV. In the event Landlord and Tenant cannot reach agreement by ten (10) months before the commencement of the applicable Extension Term, Landlord and Tenant shall each, within thirty (30) days thereafter, select a reputable qualified, licensed real estate broker having an office in New York County and familiar with the rentals then being charged in the Building and in comparable buildings (respectively, "Landlord's Broker" and "Tenant's Broker"), who shall confer promptly after their selection by Landlord and Tenant and shall exercise good faith efforts to agree upon the FMRV. If Landlord's Broker and Tenant's Broker cannot reach agreement within thirty (30) days after their designation, then, within twenty (20) days after the expiration of such thirty (30) day period, they shall designate a third reputable, licensed real estate broker having an office in New York County and familiar with rentals then being charged in the Building and in comparable buildings (the "Independent Broker"). Upon the failure of Landlord's Broker and Tenant's Broker to agree upon the designation of the Independent Broker, then the Independent Broker shall be appointed by a Justice of the Supreme Court of the State of New York upon ten (10) days notice, or by any other court in New York County having jurisdiction and exercising functions similar to those exercised by the Supreme Court of the State of New York. Concurrently with such appointment, Landlord's Broker and Tenant's Broker shall each submit a letter to the Independent Broker, with a copy to Landlord and Tenant, setting forth such broker's estimate of the FMRV (respectively, Landlord's Broker's Letter" and "Tenant's Broker's Letter").

(ii) Notwithstanding the foregoing, in the event the FMRV set forth in Landlord's Broker's Letter and Tenant's Broker's Letter shall differ by less than $25,000.00 for each year during the applicable Extension Term, then the FMRV shall not be determined by the Independent Broker, and the FMRV shall be the average of the FMRV set forth in Landlord's Broker's Letter and Tenant's Broker's Letter. In the event the FMRV set forth in Landlord's Broker's Letter and Tenant's Broker's Letter shall differ by $25,000.00 or more per annum for any year during the applicable Extension Term, the Independent Broker shall conduct such investigations and hearings as he may deem appropriate and shall, within sixty (60) days after the date of his designation, choose either the FMRV set forth in Landlord's Broker's Letter or Tenant's Broker's Letter to be the FMRV during such Extension Term and such choice shall be binding upon Landlord and Tenant for purposes of determining the Fixed Rent for the applicable Extension Term. Landlord and Tenant shall each pay the fees and expenses of its respective broker. The fees and expenses of the Independent Broker shall be shared equally by Landlord and Tenant.

(D) In the event either Extension Term shall commence prior to a determination of the Fixed Rent for such Extension Term as herein provided, then the Fixed Rent to be paid by Tenant to Landlord until such determination has been made shall be the FMRV set forth in Landlord's Broker's Letter. After such determination has been made for the Fixed Rent during the applicable Extension Term, any excess rental for the Extension Term theretofore paid by Tenant to Landlord or any deficiency in Fixed Rent due from Tenant to Landlord for such Extension Term shall be immediately paid to the appropriate party.

(E) Promptly after the Fixed Rent has been determined, Landlord and Tenant shall execute, acknowledge and deliver an agreement setting forth the Fixed Rent for the applicable Extension Term, as finally determined. However, the failure of the parties to do so shall not affect their respective rights and obligations hereunder.

67. Asbestos

Landlord represents that to the best of its knowledge, there is no exposed friable asbestos in the demised premises. In the event that during the course of Tenant's Initial Installation, Tenant discovers any exposed friable asbestos, as Tenant's sole and exclusive remedy, and at Landlord's sole cost and expense, Landlord shall cause such exposed friable asbestos to be removed or encapsulated in accordance with all applicable Laws, but in no event will Landlord be required to remove floor tiles in the demised premises.

INDEX

LEASE, dated as of 30th Dec, 1994
between HUDSON TELEGRAPH ASSOCIATES, AS LANDLORD,
AND
F. GAROFALO ELECTRIC CO., INC.
d/b/a and NATIONAL FIBER NETWORK INC., AS TENANT

Article | Page

Printed Provisions

17720/1111/CBR/1031361.3

M.

Page

1/1111/CBR/1031361.3

Page

Exhibits

ACORD. CERTIFICATE OF LIABILITY INSURANCE

DATE (MM/DD/YY) 08/18/99

PRODUCER	THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.
The Treiber Group, LLC 377 Oak Street CS 601 Garden City, NY 11530-0601	INSURERS AFFORDING COVERAGE
INSURED	INSURER A: Providence Washington
Metromedia Fiber Network, Inc. One North Lexington Ave. 4th Floor White Plains, NY 10601	INSURER B: Chubb Indemnity Insurance Company INSURER C: Fireman's Fund Insurance Company INSURER D: INSURER E:

COVERAGES

THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. AGGREGATE LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	TYPE OF INSURANCE	POLICY NUMBER	POLICY EFFECTIVE DATE (MM/DD/YY)	POLICY EXPIRATION DATE (MM/DD/YY)	LIMITS	
A	GENERAL LIABILITY X COMMERCIAL GENERAL LIABILITY CLAIMS MADE X OCCUR GEN'L AGGREGATE LIMIT APPLIES PER: POLICY / PROJECT / LOC	cx0542129	02/23/99	02/23/00	EACH OCCURRENCE	$1,000,000
					FIRE DAMAGE (Any one fire)	$50,000
					MED EXP (Any one person)	$5,000
					PERSONAL & ADV INJURY	$1,000,000
					GENERAL AGGREGATE	$2,000,000
					PRODUCTS-COMP/OP AGG	$1,000,000
A	AUTOMOBILE LIABILITY ANY AUTO ALL OWNED AUTOS SCHEDULED AUTOS X HIRED AUTOS X NON-OWNED AUTOS	cx0542129	02/23/99	02/23/00	COMBINED SINGLE LIMIT (Ea accident)	$1,000,000
					BODILY INJURY (Per person)	$
					BODILY INJURY (Per accident)	$
					PROPERTY DAMAGE (Per accident)	$
	GARAGE LIABILITY ANY AUTO				AUTO ONLY - EA ACCIDENT	$
					OTHER THAN AUTO ONLY: EA ACC	$
					AGG	$
B	EXCESS LIABILITY OCCUR / CLAIMS MADE DEDUCTIBLE X RETENTION $10000	79767192	02/23/99	02/23/00	EACH OCCURRENCE	$49,000,000
					AGGREGATE	$49,000,000
						$
						$
						$
C	WORKERS COMPENSATION AND EMPLOYERS' LIABILITY	W91WZC80767080	02/16/99	02/16/00	WC STATUTORY LIMITS / OTHER	
					E.L. EACH ACCIDENT	$100,000
					E.L. DISEASE - EA EMPLOYEE	$100,000
					E.L. DISEASE - POLICY LIMIT	$500,000
	OTHER					

DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/EXCLUSIONS ADDED BY ENDORSEMENT/SPECIAL PROVISIONS

Williams Real Estate Co. Inc, Williams U.S.A. Realty Services, Inc., and its affiliates and their Officers and Directors and the Lanlord, Hudson Telegraph
Associates as Additional Insured as respects General Liability.

CERTIFICATE HOLDER	ADDITIONAL INSURED; INSURER LETTER:	CANCELLATION
Hudson Telegraph Associates c/o GVA Williams 380 Madison Avenue New York, NY 10017		SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING INSURER WILL ENDEAVOR TO MAIL 30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT, BUT FAILURE TO DO SO SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE INSURER, ITS AGENTS OR REPRESENTATIVES. AUTHORIZED REPRESENTATIVE H Claiznaber

METROMEDIA FIBER NETWORK

A MEMO FROM THE LEGAL DEPARTMENT OF METROMEDIA FIBER NETWORK

Date: **August 17, 1999**

To: **Adele Milite** cc: **Chris Marano**

From: **Yvette Kitrosser**

Subject: **60 Hudson Street Insurance Certificate**

Dennis Codlin is requesting a conforming Certificate of Insurance is sent as per attached documents.

Please give me a copy.

Thanks.

Yvette

WILLIAMS

RE: Contractor's Insurance Certificates
For: 60 Hudson Street, N.Y.C.

To whom it may concern:

Please be advised that the Certificate of Insurance must name:

Imp. **Williams Real Estate Co. Inc, Williams U.S.A. Realty Services, Inc., and its affiliates and their Officers and Directors and the Landlord, Hudson Telegraph Associates as additionally insured.**

Williams Real Estate Co. Inc., requires that all contractors insurance certificates contain the following information:

1. A separate certificate of insurance for each job site managed by Williams.
2. Imp. **If hired by a tenant the name of the tenant written on the insurance form. (Important)**
3. Imp. **Certificate Holder should state:**
   Hudson Telegraph Associates c/o GVA Williams
   380 Madison Avenue
   New York, N.Y. 10017
4. Landlord, Williams Real Estate Co., and Williams U.S.A. Realty Services Inc. specifically named as additionally insured regarding that location.
5. Evidence of Worker's Compensation and Automobile Liability Coverage.
6. $3,000,000 Combined Single Limit Bodily Injury/Property Damage Liability, including Independent Contractors and Completed Operations Coverage.
7. Please FAX your certificate to (212) 233-7045.

If you should have any questions, call me directly at (212) 619-2890.

WILLIAMS USA REALTY SERVICES, INC.
AS AGENTS

GVA Williams
Real Estate Services Worldwide
www.gvawilliams.com

380 Madison Avenue
New York, NY 10017-2513 USA
(212) 716-3500
Fax (212) 716-3566

CERTIFIED MAIL
RETURN RECEIPT REQUESTED

July 1, 2005

Ms. Florence Smith
Abovenet Communications, Inc.
360 Hamilton Avenue
White Plains, NY 10601

IMPORTANT NOTICE TO THE TENANTS OF 60 HUDSON STREET, N.Y., N.Y.

Dear Tenant:

Please be advised that Hudson Telegraph Associates, L.P., the owner of the property located at 60 Hudson Street, New York, New York (the "Property"), has transferred ownership of the Property, as of the date hereof, to 60 Hudson Owner LLC, a Delaware limited liability company. The principals involved in the ownership of the Property, however, have not changed and you can be assured that the change of legal ownership will not affect the quality of management, operation or services at the building.

Your cash security deposit, if any, has been transferred to 60 Hudson Owner LLC and is being held at Apple Bank for Savings. Any security deposit held in the form of a letter of credit will continue to be held in the name of Hudson Telegraph Associates, L.P., on behalf of 60 Hudson Owner LLC.

From and after August 1, 2005, all payments of rents, arrears and other charges due to the landlord should be made either (i) by check payable to: 60 Hudson Owner LLC, and mailed to Williams USA Realty Services, Inc., 380 Madison Avenue, New York, New York 10017, or (ii) by wire transfer in accordance with the attached wire transfer instructions.

In addition, please be advised that 60 Hudson Owner LLC has assigned by an assignment of leases and rents dated as of even date herewith (the "Assignment"), executed pursuant to an amended, restated and consolidated mortgage and security agreement dated as of the date hereof (the "Mortgage") in favor of Wachovia Bank, National Association (the "Lender"), all of its estate, right, title and interest in, to and under your lease of space in the building, including, but without limiting the generality of the foregoing, the right upon the occurrence of an Event of Default (as defined in the Mortgage) to collect and receive all earnings, revenues, rents, issues, profits and income of the Property. Copies of the relevant provisions of the Mortgage and the Assignment are enclosed for your information.

The Assignment does not impair or diminish any of 60 Hudson Owner's obligations to you under the provisions of your lease, nor are any such obligations imposed upon the Lender, its successors or assigns.

Pursuant to the Assignment, you are hereby notified that in the event of a demand on you by the Lender or its successors and assigns for the payment to it of the rents and any other amounts due under your lease, you shall, and you are hereby authorized and directed to, pay such rent and other amounts to the Lender, and 60 Hudson Owner hereby agrees that the receipt by you of such a demand shall be conclusive evidence of the right of the Lender to the receipt thereof and that the payment of the rents and such other amounts by you to the Lender pursuant to such demand shall constitute performance in full of your obligation under your lease for the payment of rent and such other amounts to60 Hudson Owner.

Finally, please amend your public liability and property damage insurance policy to name the new landlord, 60 Hudson Owner LLC and the Lender, Wachovia Bank, National Association, as an additional insured, and promptly deliver to Williams U.S.A. Realty Services, Inc., 380 Madison Avenue, New York, New York 10017, a new certificate of insurance evidencing such amendment.

Thank you for your cooperation.

Very truly yours,

HUDSON TELEGRAPH ASSOCIATES, L.P.

By: Hudson Management LLC,
its General Partner

By:____________________
Name: Kenneth Carmel
Title: Manager

60 HUDSON OWNER LLC

By:____________________
Name: Kenneth Carmel
Title: Co-President

WIRE TRANSFER INSTRUCTIONS

All payments by wire transfer should be paid as follows:

Apple Bank for Savings
122 East 42 Street
NY, NY 10168
ABA# 226070584
A/C Number: 7010005721
A/C Name: 60 Hudson Owner LLC Clearing Account, As Mortgagor,
For the Benefit of Wachovia Bank, National Association,
As Mortgagee

Relevant Provisions of the Mortgage

As additional and collateral security for the payment of the indebtedness secured hereby and cumulative of any and all rights and remedies herein provided for, Mortgagor hereby absolutely and presently assigns to Mortgagee all existing and future Rents and Profits. Mortgagor hereby grants to Mortgagee the sole, exclusive and immediate right, without taking possession of the Property, to demand, collect (by suit or otherwise), receive and give valid and sufficient receipts for any and all of said Rents and Profits, for which purpose Mortgagor does hereby irrevocably make, constitute and appoint Mortgagee its attorney-in-fact with full power to appoint substitutes or a trustee to accomplish such purpose (which power of attorney shall be irrevocable so long as any portion of the Debt is outstanding, shall be deemed to be coupled with an interest, shall survive the voluntary or involuntary dissolution of Mortgagor and shall not be affected by any disability or incapacity suffered by Mortgagor subsequent to the date hereof). Mortgagee shall be without liability for any loss which may arise from a failure or inability to collect Rents and Profits, proceeds or other payments. However, until the occurrence and continuance of an Event of Default under this Mortgage, Mortgagor shall have a license to collect, receive, use and enjoy the Rents and Profits when due and prepayments thereof for not more than one (1) month prior to due date thereof. Upon the occurrence and during the continuance of an Event of Default hereunder, Mortgagor's license shall automatically terminate without notice to Mortgagor and Mortgagee may thereafter, without taking possession of the Property, collect the Rents and Profits itself or by an agent or receiver. From and after the termination of such license, Mortgagor shall be the agent of Mortgagee in collection of the Rents and Profits and all of the Rents and Profits so collected by Mortgagor shall be held in trust by Mortgagor for the sole and exclusive benefit of Mortgagee and Mortgagor shall, within three (3) business day after receipt of any Rents and Profits, pay the same to Mortgagee to be applied by Mortgagee as hereinafter set forth. Neither the demand for or collection of Rents and Profits by Mortgagee shall constitute any assumption by Mortgagee of any obligations under any agreement relating thereto. Mortgagee is obligated to account only for such Rents and Profits as are actually collected or received by Mortgagee. Mortgagor irrevocably agrees and consents that the respective payors of the Rents and Profits shall, upon demand and notice from Mortgagee of an Event of Default hereunder, pay said Rents and Profits to Mortgagee without liability to determine the actual existence of any Event of Default claimed by Mortgagee. Mortgagor hereby waives any right, claim or demand which Mortgagor may now or hereafter have against any such payor by reason of such payment of Rents and Profits to Mortgagee, and any such payment shall discharge such payor's obligation to make such payment to Mortgagor. All Rents and Profits collected or received by Mortgagee may be applied against all expenses of collection, including, without limitation, reasonable attorneys' fees, against reasonable costs of operation and management of the Property and against the Debt in whatever order or priority as to any of the items so mentioned as Mortgagee directs in its sole subjective discretion and without regard to the adequacy of its security. Neither the exercise by Mortgagee of any rights under this Section nor the application of any Rents and Profits to the Debt shall cure or be deemed a waiver of any Event of Default hereunder. The assignment of Rents and Profits hereinabove granted shall continue in full force and effect during any period of foreclosure or redemption with respect to the Property. Mortgagor has executed an Assignment of Leases and Rents dated of even date herewith (the "Assignment") in favor of Mortgagee covering all of the right, title and interest of Mortgagor, as landlord, lessor or licensor, in and to any Leases. All rights and remedies granted to Mortgagee under the Assignment shall be in addition to and cumulative of all rights and remedies granted to Mortgagee hereunder.

Relevant Provisions of the Assignment

IT IS AGREED that, notwithstanding that this instrument is a present, absolute and executed assignment of the Rents and of the Leases and a present, absolute and executed grant of the powers herein granted to Assignee, Assignor is hereby permitted and is hereby granted a license by Assignee, to retain possession of the Leases and otherwise deal with the Leases as if it were the owner thereof, subject to the terms hereof, and to collect, retain, use and enjoy the Rents unless and until there shall be an Event of Default under the terms of any of the Loan Documents. Upon the occurrence of such Event of Default the aforementioned license granted to Assignor shall automatically terminate without notice to Assignor, and Assignee may thereafter, without taking possession of the Real Estate, take possession of the Leases and collect the Rents. Further, from and after such termination, Assignor shall be the agent of Assignee in collection of the Rents, and any Rents so collected by Assignor shall be held in trust by Assignor for the sole and exclusive benefit of Assignee and Assignor shall, within three (3) business days after receipt of any Rents, pay the same to Assignee to be applied by Assignee as hereinafter set forth. Furthermore, from and after such Event of Default and termination of the aforementioned license, Assignee shall have the right and authority, without any notice whatsoever to Assignor and without regard to the adequacy of the security therefor, to: (a) make application to a court of competent jurisdiction for appointment of a receiver for all or any part of the Real Estate, as particularly set forth in the Mortgage, (b) manage and operate the Real Estate, with full power to employ agents to manage the same; (c) demand, collect, receive and sue for the Rents, including those past due and unpaid; and (d) do all acts relating to such management of the Real Estate, including, but not limited to, negotiation of new Leases, making adjustments of existing Leases, contracting and paying for repairs and replacements to the Improvements and to the fixtures, equipment and personal property located in the Improvements or used in any way in the operation, use and occupancy of the Real Estate as in the sole subjective judgment and discretion of Assignee may be necessary to maintain the same in a tenantable condition, purchasing and paying for such additional furniture and equipment as in the sole subjective judgment of Assignee may be necessary to maintain a proper rental income from the Real Estate, employing necessary managers and other employees, purchasing fuel, providing utilities and paying for all other expenses incurred in the operation of the Real Estate, maintaining adequate insurance coverage over hazards customarily insured against and paying the premiums therefor. Assignee may apply the Rents received by Assignor from the Real Estate, after deducting the costs of collection thereof, including, without limitation, reasonable attorneys' fees and a reasonable management fee for any management agent so employed, against amounts expended for repairs, upkeep, maintenance, service, fuel, utilities, taxes, assessments, insurance premiums and such other expenses as Assignee incurs in connection with the operation of the Real Estate and against interest, principal, required escrow deposits and other sums which have or which may become due, from time to time, under the terms of the Loan Documents, in such order or priority as to any of the items so mentioned as Assignee, in its sole subjective discretion, may determine. The exercise by Assignee of the rights granted Assignee in this paragraph, and the collection of, the Rents and the application thereof as herein provided, shall not be considered a waiver by Assignee of any Event of Default under the Loan Documents or prevent foreclosure of any liens on the Real Estate nor shall such exercise make Assignee liable under any of the Leases, Assignee hereby expressly reserving all of its rights and privileges under the Mortgage and the other Loan Documents as fully as though this Assignment had not been entered into.

Without limiting the rights granted hereinabove, in the event Assignor shall fail to make any payment or to perform any act required under the terms hereof and such failure shall not be cured within any applicable grace or cure period, then Assignee may, but shall not be obligated to, without prior notice to or demand on Assignor, and without releasing Assignor from any obligation hereof, make or perform the same in such manner and to such extent as Assignee may deem necessary to protect the security hereof, including specifically, without limitation, appearing in and defending any action or proceeding purporting to affect the security hereof or the rights or powers of Assignee, performing or discharging any obligation, covenant or agreement of Assignor under any of the Leases, and, in exercising any of such powers, paying all necessary costs and expenses, employing counsel and incurring and paying reasonable attorneys' fees. Any sum advanced or paid by Assignee for any such purpose, including, without limitation, reasonable attorneys' fees, together with interest thereon at the Default Interest Rate (as defined in the Note) from the date paid or advanced by Assignee until repaid by Assignor, shall immediately be due and payable to Assignee by Assignor on demand and shall be secured by the Mortgage and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.